Exhibit 99.2

FOR IMMEDIATE RELEASE

LONGVIEW FIBRE COMPANY ANNOUNCES LAST TWO SIGNIFICANT STEPS

TOWARD COMPLETION OF REIT CONVERSION

Declares Special Distribution of Cash and Stock and Completes Refinancing

LONGVIEW, Wash., June 14, 2006 – Longview Fibre Company (NYSE: LFB) today announced that its Board of Directors has declared a special cash-and-stock distribution to holders of the company’s common stock of $7.54 per share, or approximately $385 million in the aggregate, in connection with its plan to convert to a real estate investment trust (REIT).

Longview Fibre also announced that it has amended its senior secured credit agreement to, among other things, provide for a new $300 million term-loan facility. Loan proceeds from the new facility have been applied to retire all of the $215 million principal amount of the company’s 10% senior subordinated notes due 2009 and to pay related fees and expenses. The new term-loan facility, which was arranged by Banc of America Securities LLC, Bank of America, N.A. and Goldman Sachs Credit Partners, L.P., will also be used to finance the cash portion of the special distribution.

“We are pleased to announce that we have completed our refinancing and will shortly complete the special distribution,” said Richard H. Wollenberg, Longview Fibre’s President, Chief Executive Officer and Chairman of the Board. “This represents the last significant milestone in our REIT conversion process.”

The special distribution will be payable on August 7, 2006 to shareholders of record at the close of business on June 26, 2006. The company’s common stock is expected to begin trading “ex-dividend” for the special distribution on June 22, 2006.

Important Details of the Special Distribution

The aggregate amount of cash payable to shareholders in the special distribution, other than cash payable in lieu of fractional shares, will be limited to $77 million, or approximately 20% of the total amount of the special distribution. Subject to the limitation on the aggregate amount of cash included in the special distribution, for each share owned at the close of business on the record date for the special distribution, shareholders may elect to receive either (1) $7.54 in cash or (2) shares of Longview Fibre’s common stock having a market value of $7.54, determined based on the average closing price per share of the company’s common stock on the New York Stock Exchange on the first three trading days after the July 26, 2006 election deadline, except that the special distribution will be made only in cash on any shares that are at the close of business on June 26, 2006 (a) registered in the name of a record holder that owned fewer than 100 shares of record or (b) owned in any lot of fewer than 100 shares through a bank, broker or other nominee holding those shares in “street name” on behalf of the shares’ beneficial owner. If the total amount of cash to be included in the special distribution, other than cash to be paid in lieu of fractional shares, would otherwise exceed $77 million, then cash payments to shareholders that elect to receive cash will be prorated. If the aggregate number of shares of the company’s common stock a shareholder would otherwise receive in the special distribution consists of a fractional share or a whole number of shares plus a fractional share, such shareholder will receive, in lieu of that fractional share, an amount of cash equal to the market value of that fractional share determined for purposes of the special distribution as described above.

A prospectus and election form for the special distribution will be mailed to shareholders promptly after June 26, 2006 and will describe in more detail the special distribution and the process by which eligible shareholders may elect to receive the special distribution in the form of cash and/or shares of the company’s common stock. The company expects the special distribution to be a taxable distribution to its shareholders, without regard to whether a particular shareholder receives the special distribution in the form of cash, shares of the company’s common stock or a combination of cash and shares of the company’s common stock.

Shareholders with questions regarding the special distribution should call Innisfree M&A Incorporated, the company’s information agent for the special distribution, toll-free at 877-750-9499 (banks and brokers may call collect at 212-750-5833). The transfer agent for the company’s common stock is Wells Fargo Shareowner Services, P.O. Box 64854, St. Paul, MN 55164-0854. Wells Fargo Shareowner Services will act as the paying agent for the special distribution.

About Longview Fibre Company

Longview Fibre Company is a diversified timberlands owner and manager, and a specialty paper and container manufacturer. Using sustainable forestry methods, the company manages approximately 587,000 acres of softwood timberlands predominantly located in western Washington and Oregon, primarily for the sale of logs to the U.S. and Japanese markets. Longview Fibre’s manufacturing facilities include a pulp-paper mill at Longview, Washington; a network of converting plants; and a sawmill in central Washington. The company’s products include: logs; corrugated and solid-fiber containers; commodity and specialty kraft paper; paperboard; and dimension and specialty lumber. Longview Fibre press releases, SEC filings and Annual Reports are available at no charge through the company’s Web site at www.longviewfibre.com.

Forward-Looking Statements

Except for historical information, the statements made in this press release are forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on certain assumptions or estimates, discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. The company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Although the company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements. Forward-looking statements in some cases can be identified by the use of words such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “would,” “project,” “predict,” “continue,” “plan,” “believe,” “propose” or other similar words or expressions. The forward-looking statements in this press release include statements concerning the special distribution and the financing thereof. Forward-looking statements are based on the company’s estimates and projections on the date they are made, and are subject to a variety of risks and uncertainties. Factors which could cause events, circumstances or actual results to differ materially from the forward-looking statements include, but are not limited to: the occurrence of events that require a change in the timing of the company’s REIT election; the company’s ability to satisfy complex technical rules in order to qualify for or maintain REIT status and to operate effectively within the limitations imposed by those rules; and unforeseen developments in the company’s business or in financial markets that could adversely affect the company’s ability to satisfy the conditions for borrowing additional amounts under its credit agreement.

Readers are cautioned not to place undue reliance on any of the forward-looking statements in this press release, which reflect the views of company management as of the date hereof. The company cannot guarantee future results, levels of activity, performance or achievements. The company does not undertake any obligation to update any of the forward-looking statements contained in this press release. For additional information about factors that could impact future results, see the risk factors in the company’s most recent annual report on Form 10-K on file with the SEC.

Important Information

The issuer may file a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the company will arrange to send you the prospectus after filing if you request it by calling Innisfree M&A Incorporated, the information agent for the special distribution, toll-free 877-750-9499 . You may also access these documents through the link to Longview Fibre Company’s SEC filings on the investor relations portion of the company’s Web site at www.longviewfibre.com.

Contacts

L. J. McLaughlin

Senior Vice President-Finance

Phone: (360) 425-1550

Joele Frank / Eric Brielmann

Joele Frank, Wilkinson Brimmer Katcher

Phone: (212) 355-4449

Email: ebrielmann@joelefrank.com